UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported)
May 15, 2024
NORTHROP GRUMMAN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16411	80-0640649
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

2980 Fairview Park Drive, Falls Church, VA 22042
(Address of principal executive offices)(Zip Code)

(703) 280-2900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NOC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) As disclosed in our 2024 Proxy Statement filed with the Securities and Exchange Commission on April 3, 2024 (the "Proxy Statement"), in March 2024, the Board of Directors of Northrop Grumman Corporation (the "Company") approved the Northrop Grumman 2024 Long-Term Incentive Stock Plan (the "2024 Plan"), subject to shareholder approval at the Company's Annual Meeting of Shareholders held on May 15, 2024 (the "2024 Annual Meeting"). At the 2024 Annual Meeting, shareholders considered and approved the 2024 Plan. A description of key features of the 2024 Plan is attached as Appendix B to the Proxy Statement and incorporated herein by reference, which description is qualified in its entirety by the full text of the 2024 Plan that is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
As disclosed in our Proxy Statement, the Board of Directors of the Company approved an amendment (the "Amendment") to the Company's Amended and Restated Certificate of Incorporation to provide for the elimination of personal liability of certain officers for monetary damages for breach of certain fiduciary duties as an officer, to the extent permitted by the Delaware General Corporation Law, subject to shareholder approval at the 2024 Annual Meeting. At the 2024 Annual Meeting, shareholders considered and approved the Amendment. The Company has filed with the Secretary of State of Delaware a certificate of amendment that reflects the Amendment, which was effective upon filing. Following the filing of the certificate of amendment, the Company filed with the Secretary of State of Delaware a Restated Certificate of Incorporation that reflects the Amendment, which became effective upon filing.
The Restated Certificate of Incorporation that reflects the approved Amendment is filed as Exhibit 3.1 to this Report.

ITEM 5.07. Submission of Matters to a Vote of Security Holders.
At the 2024 Annual Meeting, shareholders considered and approved the five proposals that management presented, each of which is described in more detail in the Proxy Statement.

The results detailed below for the proposals presented at the 2024 Annual Meeting represent the final voting results as certified by the Inspectors of Election.

Management Proposals
Proposal 1

The shareholders elected the following thirteen directors: Kathy J. Warden, David P. Abney, Marianne C. Brown, Ann M. Fudge, Madeleine A. Kleiner, Arvind Krishna, Graham N. Robinson, Kimberly A. Ross, Gary Roughead, Thomas M. Schoewe, James S. Turley, Mark A. Welsh III and Mary A. Winston.

Director	For	Against	Abstain	Broker Non-Vote
Kathy J. Warden	114,844,465	4,338,565	433,300	13,239,453
David P. Abney	112,339,033	6,684,432	592,865	13,239,453
Marianne C. Brown	116,002,695	3,045,266	568,369	13,239,453
Ann M. Fudge	116,942,280	2,070,216	603,834	13,239,453
Madeleine A. Kleiner	114,425,955	4,591,282	599,093	13,239,453
Arvind Krishna	116,533,094	2,505,651	577,585	13,239,453
Graham N. Robinson	116,413,138	2,584,185	619,007	13,239,453
Kimberly A. Ross	116,828,529	2,159,201	628,600	13,239,453
Gary Roughead	115,721,416	3,308,631	586,283	13,239,453
Thomas M. Schoewe	115,700,273	3,310,992	605,065	13,239,453
James S. Turley	104,875,444	14,156,190	584,696	13,239,453
Mark A. Welsh III	117,834,741	1,186,618	594,971	13,239,453
Mary A. Winston	115,520,259	3,460,612	635,459	13,239,453

Proposal 2

The shareholders approved, on an advisory basis, the compensation of the Company's named executive officers, with a vote of:

For	Against	Abstain	Broker Non-Vote
111,978,367	6,734,052	903,911	13,239,453

Proposal 3

The shareholders ratified the appointment of Deloitte & Touche LLP as the Company's independent auditor for the fiscal year ending December 31, 2024 with a vote of 127,336,041 shares for, 5,045,391 shares against and 474,351 abstentions.

Proposal 4

The shareholders approved management's proposal to eliminate the personal liability of officers for monetary damages for breach of certain fiduciary duties as permitted by Delaware law, with a vote of:

For	Against	Abstain	Broker Non-Vote
100,886,043	17,668,284	1,062,003	13,239,453

Proposal 5

The shareholders approved the 2024 Long-Term Incentive Stock Plan, with a vote of:

For	Against	Abstain	Broker Non-Vote
114,469,555	4,419,417	727,358	13,239,453

Shareholder Proposals
Proposal 6

The shareholders did not approve the shareholder proposal to annually conduct an evaluation and issue a report describing the alignment of the Company's political activities with its human rights policy.

For	Against	Abstain	Broker Non-Vote
8,409,395	109,381,565	1,825,370	13,239,453

Proposal 7

The shareholders did not approve the shareholder proposal to provide for an independent board chair.

For	Against	Abstain	Broker Non-Vote
29,671,408	89,025,465	919,457	13,239,453

The Board of Directors will carefully consider the shareholders' input on these proposals and feedback received in the course of shareholder engagement.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description
	3.1	Restated Certificate of Incorporation of Northrop Grumman Corporation, dated May 15, 2024
	10.1	Northrop Grumman 2024 Long-Term Incentive Stock Plan
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHROP GRUMMAN CORPORATION
(Registrant)

By:	/s/ Jennifer C. McGarey
(Signature) Jennifer C. McGarey Corporate Vice President and Secretary

Date: May 16, 2024